As filed with the Securities and Exchange Commission on February 21, 2014

File No. 001-09769

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

to

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of

the Securities Exchange Act of 1934

Lands’ End, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	36-2512786
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1 Lands’ End Lane Dodgeville, Wisconsin	53595
(Address of principal executive offices)	(Zip Code)

(608) 935-9341

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1	Form of Separation and Distribution Agreement by and between Sears Holdings Corporation and Lands’ End, Inc.**

3.1	Form of Amended and Restated Certificate of Incorporation of Lands’ End, Inc.**

3.2	Form of Amended and Restated Bylaws of Lands’ End, Inc.**

10.1	Form of Transition Services Agreement by and between Sears Holdings Management Corporation and Lands’ End, Inc.**

10.2	Form of Tax Sharing Agreement by and between Sears Holdings Corporation and Lands’ End, Inc.**

10.3	Form of Master Lease Agreement by and between Sears, Roebuck and Co. and Lands’ End, Inc.***†

10.4	Form of Master Sublease Agreement by and between Sears, Roebuck and Co. and Lands’ End, Inc.***†

10.5	Form of Lands’ End Shops at Sears Retail Operations Agreement by and between Sears, Roebuck and Co. and Lands’ End, Inc.**

10.6	Form of Shop Your WaySM Retail Establishment Agreement by and between Sears Holdings Management Corporation and Lands’ End, Inc.***†

10.7	Form of Financial Services Agreement by and between Sears Holdings Management Corporation and Lands’ End, Inc.**

10.8	Form of Buying Agency Agreement by and between Sears Holdings Global Sourcing, Ltd. and Lands’ End, Inc.***†

10.9	Letter from Sears Holdings Corporation to Edgar Huber relating to employment, dated July 18, 2011.***†

10.10	Executive Severance Agreement dated and effective as of July 18, 2011 between Sears Holdings Corporation and its affiliates and subsidiaries and Edgar Huber.***†

10.11	Letter from Lands’ End, Inc. to Michael Rosera relating to employment, dated June 27, 2012.***

10.12	Executive Severance Agreement dated and effective as of July 2, 2012 between Sears Holdings Corporation and its affiliates and subsidiaries and Michael Rosera.***†

10.13	Letter from Lands’ End, Inc. to Karl Dahlen relating to employment, dated January 31, 2014.***

10.14	Executive Severance Agreement dated and effective as of February 3, 2014 between Sears Holdings Corporation and its affiliates and subsidiaries and Karl Dahlen.***†

10.15	Letter from Lands’ End, Inc. to Michele Donnan Martin relating to employment, dated September 19, 2013.***

10.16	Executive Severance Agreement dated and effective as of September 19, 2013 between Sears Holdings Corporation and its affiliates and subsidiaries and Michele Donnan Martin.***†

10.17	Executive Severance Agreement dated and effective as of January 21, 2013 between Sears Holdings Corporation and its affiliates and subsidiaries and Kelly Ritchie.***†

21.1	Subsidiaries of Lands’ End, Inc.***

99.1	Information Statement of Lands’ End, Inc., preliminary and subject to completion, dated February 21, 2014.**

99.2	Form of Notice of Internet Availability of Information Statement Materials.*

*	To be filed by amendment.
**	Filed herewith.
***	Previously filed.
†	Confidential treatment requested as to certain terms in this agreement; these terms have been omitted from this filing and filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

LANDS’ END, INC.

By:	/s/ Edgar O. Huber
Name:	Edgar O. Huber
Title:	Chief Executive Officer

Date: February 21, 2014